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                                                                   EX-99(11)(ii)

                                             Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                        Telephone (215) 564-8000
                                                              Fax (215) 564-8120

                                November 20, 2002

Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway
San Mateo, CA 94403-1906

          Re:  CONSENT TO USE OF OPINION

Ladies and Gentlemen:

          We hereby consent to the incorporation by reference of our legal opinion dated February 5, 1999, relating to the legality of the issuance of the Trust's shares into the Trust's Registration Statement on Form N-14, filed on November 22, 2002, or any amendments thereto (the "N-14 Registration Statement"), which legal opinion was previously filed on February 25, 1999, with the SEC via EDGAR with Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A, and we further consent to reference in the N-14 Registration Statement to the fact that the opinion concerning the legality of the issuance of the shares has been rendered by us.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP



                                      By: /s/ Alan R. Gedrich
                                         --------------------------------------
                                              Alan R. Gedrich, a Partner